EXECUTED

FIRST AMENDMENT TO LICENSE AGREEMENT

This First Amendment to the License Agreement (“Amendment #1”) by and between Biotest Aktiengesellschaft, a corporation organized under the laws of Germany ("Biotest"), and ADMA Biologics, Inc., a Delaware corporation ("ADMA"), is effective as of June 6, 2017 (“Effective Date”). ADMA and Biotest are also referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, Biotest and ADMA are parties to that certain License Agreement, with an effective date of December 31, 2012 (the “Agreement”); and

WHEREAS, Biotest and ADMA desire to amend the Agreement in order to memorialize the amendment of certain provisions.

NOW, THEREFORE, in consideration of the respective promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:

Amendment:

1.	The Agreement is hereby amended such that Section 4.01(e) thereof is deleted in its entirety and, as such, shall have no force or effect. For avoidance of doubt, there is no obligation on the part of any Party to execute a subsequent agreement granting to ADMA exclusive rights to market, sell and distribute Biotest’s Varicella Zoster Immune Globulin in the US or Canada.

Miscellaneous:

Except as expressly provided herein, all terms and conditions set forth in the Agreement remain unchanged and continue in full force and effect. For avoidance of doubt, Biotest will retain the rights to Commercialization, as defined in the Agreement, to RI-002 for the territories described in Exhibit A to the Agreement in accordance with the terms and conditions of the Agreement. This Amendment #1 shall govern in the event of any conflict between this Amendment #1 and the Agreement. It is agreed by the Parties that all references to the Agreement hereafter made in any document or instrument delivered pursuant to or in connection with the Agreement shall be deemed to refer to the Agreement, as amended hereby.

This Amendment #1 and the Agreement embody the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof.

This Amendment #1 may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same single document, and any such counterpart containing an electronically scanned or facsimile signature will have the same effect as original manual signatures.

The Parties agree that they and their employees shall execute all documents and do all other things necessary to carry out the intent to implement the provisions of this Amendment #1.

IN WITNESS WHEREOF, the Parties hereby have caused this Amendment #1 to the Agreement to be executed, and the persons signing below warrant that they are duly authorized to sign for and on behalf of their respective Parties.

ADMA Biologics, Inc. By: /s/ Adam Grossman Name: Adam Grossman Title: Presdient and Chieft Exective Officer Date: June 6, 2017

[Signature page to 1st Amendment to RSV immunoglobulin License Agreement]

IN WITNESS WHEREOF, the Parties hereby have caused this Amendment #1 to the Agreement to be executed, and the persons signing below warrant that they are duly authorized to sign for and on behalf of their respective Parties.

Biotest Aktiengesellschaft

By: /s/ Benhard Ehmer

Name: Benhard Ehmer

Title: Chief Exective Officer

Date: June 5th, 2017

By: /s/ Michael Ramroth

Name Michael Ramroth

Title: Chief Financial Officer

Date: June 5th, 2017

[Signature page to 1st Amendment to RSV immunoglobulin License Agreement]